SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 11, 1997


                             RED HOT CONCEPTS, INC.
             (Exact name of registrant as specified in its charter)



      DELAWARE                     33-86166                        52-1887105
(State of Organization)      (Commission File No.)               (IRS Employer
                                                         Identification Number)

                       6701 Democracy Boulevard, Suite 300
                               Bethesda, MD 20817
                    (Address of principal executive offices)


                                 (301) 493-4553
              (Registrant's telephone number, including area code)



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Item 5 - Other Matters

          Red Hot Concepts, Inc. and certain shareholders have agreed to rescind the offering of 1,000,000 shares of common stock completed on December 30, 1996 at a price of $0.50 per share pursuant to Regulation S of the Securities Act of 1933.

SIGNATURES



          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Red Hot Concepts, Inc.

                                      By: /s/Norman J. Addallah
                                         Norman J. Abdallah
                                         President

                                      Date: February 12, 1997